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Investor Presentation

November 2014

Forward-Looking Statements Disclaimer

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the company’s full year 2014 and 2017 financial targets, projected cost synergies from acquisitions and projected growth rates in industry sectors. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisitions, including the expected impact on XPO’s results of operations; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement suitable information technology systems; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate New Breed, ACL and other acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

One of the Largest 3PLs in North America

We facilitate over 33,000 deliveries per day

#4 freight brokerage firm and Top 50 logistics company

#3 provider of intermodal services

#1 provider of cross-border Mexico intermodal

#1 manager of expedited shipments

#1 provider of last-mile logistics for heavy goods

Leading provider of technology-enabled contract logistics

Growing presence in freight forwarding, LTL and managed

transportation

Sources for rankings: Transport Topics, Journal of Commerce and company data

Clearly Defined Strategy for Value Creation

Acquire companies that bring value and are highly scalable

Significantly scale up and optimize existing operations

Open cold-starts where sales recruitment can drive revenue

We are committed to providing world class service to customers as the industry’s most innovative and comprehensive multi-modal logistics provider

$700 Million Strategic Investment in XPO

Three global institutions invested a total of $700 million of equity to further XPO’s growth strategy

– PSP Investments, GIC of Singapore and Ontario Teachers’

Pension Plan

– Transaction completed September 17, 2014

Strong endorsement of XPO’s plan for value creation

Capital primarily will be used to capitalize on acquisition pipeline

2017 financial targets raised in light of the investment to

$9 billion of revenue and $575 million of EBITDA

Precise Execution of Growth Plan

Completed 13 strategic acquisitions and established

23 cold-starts in approximately three years

Created leading-edge recruiting and training programs

Introduced scalable IT platform

Added national operations centers for shared services, carrier procurement and last-mile operations

Stratified customers, assigned a single point of contact to each

Created a culture of passionate on-time performance

Disciplined focus on operational excellence

Strong Commitment to Shipper Satisfaction

Integrated network with cross-company visibility

199 locations in the U.S., Canada, Mexico, Asia and Europe

Approximately 10,700 employees

More than 4,000 owner-operator trucks under contract for

drayage, expedited and last mile subsidiaries

Relationships with an additional 28,000 vetted carriers

representing more than 667,000 trucks

Access to 60,000 miles of network rail routes

Significant Growth Embedded in XPO’s Model

Strategic accounts: market multiple services to large shippers

Cold-starts: expand footprint in markets with best access

to sales talent

Scale and productivity: recruit sales reps and provide

state-of-the-art training and information technology

Market demand: build leadership positions in the fastest-

growing areas of logistics

Multi-modal: become the logistics partner of choice by offering the most compelling range of transportation solutions

M&A program: focus on the top 100 pipeline prospects

Secular Trends Driving Industry Growth

Growth in e-commerce retailing

Outsourcing of logistics services and capacity

Conversion from over-the-road to intermodal rail

Near-shoring of manufacturing in Mexico

Just-in-time lean production

Driver shortage

Automation of the transportation logistics process

We have positioned XPO’s service offering

to capitalize on each of these trends

Leading Positions in High-Growth Sectors

Market Projected

Size Growth

Sector($ billions)(x GDP) Growth Drivers

Truck brokerage $50 2-3 times Outsourcing and technology

Long-haul rail efficiencies and

Intermodal $15 3-5 times near-sourcing of

manufacturing in Mexico

Heavy goods,

last-mile $13 5-6 times Outsourcing and e-commerce

Sources: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce

Major Coverage: U.S., Mexico and Canada

Serving over

15,000 customers

Manufacturing

Industrial

Retail, E-commerce

Technology

Aerospace

Commercial

Life Sciences

Governmental

Source: Company data

Acquisition of New Breed Logistics

Compelling reasons for the transaction

Transformational for XPO’s scale and value proposition

–

Combined company of approximately 200 locations

–

Most differentiated supply chain offering for end-to-end solutions

Capitalizes on trend toward outsourcing reverse logistics,

transportation management, lean manufacturing and aftermarket support, and other contract logistics services

Significant cross-selling opportunities with XPO strategic

accounts, New Breed customers and their vendors

Source: Company data

XPO Gains a Preeminent Platform for Growth

Leads the most desirable sector of contract logistics

Technology-enabled solutions for blue chip customers

–

Very stable relationships with low cyclicality

–

Top 10 customers have utilized New Breed for an average of

10 years

Focuses on industries with strong potential for outsourcing

contract logistics

–

Technology, telecom, e-commerce, aerospace and defense,

medical equipment and select areas of manufacturing

Sources: Company data

New Breed’s Attractive Financial Model

16% revenue CAGR for the past 10 years

38% return on invested capital (FY 2013) (1)

Approximately 99% contractual revenue renewal rate over the

past three years

Low capex requirements (4.2% of revenue in FY 2013) and

largely devoted to IT development

(1) Return on invested capital equals ongoing operations EBIT divided by the sum of net working capital and net PP&E Source: Company data

Industry-defining Technology

Integration of proprietary IT will create strong differentiation

Combination of two robust managed transportation solutions

– XPO NLM is the largest web-based manager of expedited shipments in North America

– New Breed’s transportation management system uses sophisticated tools for dynamic freight optimization, routing guide management and carrier selection

– New Breed acquisition has doubled XPO’s IT workforce to more than 600

Sources: Company data

Details of the New Breed Transaction

$615 million cash purchase price

Adds approximately $597 million of revenue (trailing 12 months ended June 30, 2014)

Multiple of approximately 8.0 times trailing 12 months adjusted EBITDA

Transaction completed September 2, 2014

$500 Million Senior Notes Issued August 2014

Proceeds used to finance the acquisition of New Breed

7.875% senior notes maturing September 1, 2019

– Callable at XPO’s option, September 2016

High yield market could present attractive avenue for additional growth capital

Additive to $415 million accounts receivable facility

Long-term leverage target: 3 to 4 times EBITDA

Acquired ACL in July 2014

Compelling reasons for the transaction

Non-asset, multi-regional, last mile logistics provider

Moves high volumes of e-commerce purchases for mega-companies

Adds approximately 160 employees, 14 locations and contract carriers with 650 trucks to XPO

Complementary delivery schedules allow XPO Last Mile to leverage combined capacity

Pipeline active for last mile acquisitions

Details of the ACL Transaction

$36.5 million cash purchase price

Adds approximately $63 million of revenue (trailing 12 months ended June 30, 2014)

Multiple of approximately 5.9 times trailing 12 months adjusted EBITDA

Transaction completed July 2014

Acquired Pacer in March 2014

Gained instant scale in North American intermodal

– Third largest provider of intermodal services

– #1 provider of cross-border Mexico intermodal, with

30 years’ experience

– Access to 60,000 miles of network rail routes

– Decades-deep relationships with the railroads

Added $980 million of revenue (FY 2013), 31 locations and approximately 800 employees

Sources: SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce and company data

Major Intermodal Market Opportunity

$15 billion sector in North America

Growing at three to five times GDP

One of the fastest-growing areas of transportation logistics

Enables shippers to lower transportation costs for freight traveling 600 miles or more

Rail is more fuel-efficient than truckload for long haul

Intermodal can lower shipper’s cost by up to 20%

Sources: SJ Consulting Group, Inc., FTR Associates and company data

High-Growth Cross-Border Mexico Sector

Near-shoring in Mexico – fast becoming the manufacturing country of choice

Competitively priced labor force versus China

Faster speed-to-market than overseas locales

Can be more cost effective than cross-border truckload

Growth driven by billions of dollars invested by major manufacturers, Mexican government and the rails

Large opportunity to convert to intermodal: an estimated

2.8 million trucks move cross-border each year

Sources: AlixPartners and company data

Integration of Intermodal Is Driving Results

Strong value proposition as a large, single-source supply chain partner with deep capacity

Energetically cross-selling intermodal to XPO customer base, and selling full service range to intermodal customers

Q3: Intermodal volume up 6% and revenue up 9.6% year-over-year

New Rail Optimizer technology platform in beta test

On track to realize $15 million of targeted cost synergies from integration

Source: Company data

Acquired 3PD in August 2013

Rebranded as XPO Last Mile

Largest provider of last-mile logistics for heavy goods home delivery in North America

Facilitates approximately seven million last-mile deliveries per year

Leading, proprietary software for workflow and customer experience management

Strong customer-centric culture built by experienced leaders who now run the business for XPO

Source: Company data

Last Mile’s Exciting Market Potential

XPO Last Mile serves one of the fastest-growing sectors of non-asset, third party logistics

Heavy goods home delivery growing at five to six times GDP

Strong tailwinds from e-commerce and outsourcing $13 billion market for heavy goods home deliveries

Only 30% currently going through 3PLs

Highly fragmented with many small, regional providers

Sources: Norbridge, Inc. and EVE Partners LLC

XPO Has a Strong Platform for Last Mile

Capitalizing on major advantages of scale and growing

Cost efficiencies, productivity, access to trucks, rigorous quality control systems, expertise

Acquired Optima Service Solutions in November 2013

Highly scalable supplier, leading arranger of last mile installations of large appliances and electronics

Acquisition of ACL brought deep relationships in retail e-commerce channels

Source: Company data

Acquired NLM in December 2013

Rebranded as XPO NLM

#1 web-based expediter, made XPO the #1 manager of expedited shipments in North America

Manages an annual run rate of more than three quarters of a billion dollars of gross transportation spend

Online auction system proprietary to XPO

Carriers bid on loads that are awarded electronically

Benefits from trend toward just-in-time inventories, and supply chain disruptions

Source: Company data

Focused Sales and Marketing Effort

Differentiate XPO by providing a passionate commitment to customer satisfaction across a range of services

Single point of contact for each customer

Strategic accounts team marketing to largest 2,000 shippers

National accounts team focused on next largest 5,000 shippers

Branch network expands our reach to hundreds of thousands of small and medium-sized shippers

Capture more of the $32 billion less-than-truckload opportunity

72% of top 50 customers are using multiple XPO services

Sources: SJ Consulting Group, Inc., company data

Increasing Productivity through Technology

One common IT platform for freight brokerage in all cold-starts and acquired companies

Proprietary freight optimizer tools for pricing and load-covering put in place in 2012

Highly scalable load execution and tendering via automated load-to-carrier matching

Total IT budget of approximately $115 million for 2014(1)

(1) Includes full year IT budgets for Pacer and New Breed

Growth through Cold-starts

23 cold-starts

12 freight brokerage; 10 freight forwarding; one expedited

Freight brokerage cold-starts on an annual revenue run rate of more than $250 million

Up from $120 million 12 months ago

Low capital investment can deliver outsized returns

Hire strong industry veterans as branch presidents

Position in prime recruitment areas and scale up

Source: Company data

CEO Bradley S. Jacobs

Founded and led four highly successful companies, including world-class public corporations

United Rentals: Built world’s largest equipment rental company

United Waste: Created 5th largest solid waste business in North America

Hamilton Resources: Grew global oil trading company to ~$1 billion

Amerex Oil Associates: Built one of world’s largest oil brokerage firms

United Rentals stock outperformed S&P 500 by 2.2x from 1997 to 2007

United Waste stock outperformed S&P 500 by 5.6x from 1992 to 1997

Highly Skilled Management Team Partial list

Troy Cooper United Rentals, United Waste

Chief Operating Officer

John Hardig

Chief Financial Officer Stifel Nicolaus, Alex. Brown

Scott Malat

Chief Strategy Officer Goldman Sachs, UBS, JPMorgan Chase

Gordon Devens

General Counsel AutoNation, Skadden Arps

Louis DeJoy

Chief Executive Officer, New Breed New Breed Logistics

Karl Meyer

Chief Executive Officer, XPO Last Mile 3PD, Inc., Home Depot

Paul Smith

President, Intermodal division Pacer International

Dominick Muzi

President, Freight Forwarding division CGL, Priority Solutions Int., AIT Worldwide

Julie Luna Pacer International, Union Pacific

Chief Commercial Officer

Greg Ritter

Senior Vice President, Strategic Accounts Knight Brokerage, C.H. Robinson

Mario Harik

Chief Information Officer Oakleaf Waste Management

The full management team can be found on www.xpologistics.com

Deep Bench of Industry Experience Partial list

Dave Rowe Echo Global Logistics

Chief Technology Officer

Bud Workmon 3PD, Inc., Cardinal Logistics

President, XPO Last Mile

Will O’Shea 3PD, Inc., Ryder Integrated Logistics, Cardinal Logistics

Chief Sales and Marketing Officer, XPO Last Mile

Tom Connolly EVE Partners

Senior Vice President, Acquisitions

Drew Wilkerson C.H. Robinson

Regional Vice President

Doug George AFN, Ryder Integrated Logistics

Regional Vice President

Jenna Sargent OHL, Schneider Logistics

Regional Sales and Operations Manager

Jake Schnell C.H. Robinson

Sr. Operational Process and Integration Manager

Lou Amo Electrolux, Union Pacific, Odyssey Logistics

Vice President, Operational Initiatives

Jim Commiskey Pacer International, UPS, Menlo

Strategic Accounts Manager

Chris Duffell United Rentals

Vice President, Strategic Initiatives

Revenue and Margin Growth

Revenue trajectory

2011 revenue of $177 million

Approximately $2.6 billion annual revenue run rate as of 9/30/14(1)

Q3 company-wide, 2014 vs. 2013

Organic growth up 48%

Gross revenue up 242%

Net revenue up 403% Organic growth in freight brokerage up 58%

Gross Revenue ($ millions)

+242%

$194

Q3 ‘13 Q3 ‘14

$662

(1) Includes only partial benefit of ACL and New Breed acquisitions

Key Financial Statistics

Q3 Revenue Growth by Business Unit, 2014 vs. 2013

Freight Brokerage Expedited Transportation Freight Forwarding

$519

+240%

+45% +212% $60

$153 $36

$25 $19

Q3 ‘13 Q3 ‘14 Q3 ‘13 Q3 ‘14 Q3 ‘13 Q3 ‘14

Revenue ($ millions)

First 33 Months of Growth Strategy

31% Average Quarterly Growth Rate

$662

$581

$282

$257

$194

$109 $114 $137

$45 $55 $71

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

2012 2013 2014

Revenue ($ millions)

Financial Targets

As of December 31, 2014

Annual revenue run rate of at least $3 billion

Annual EBITDA run rate of at least $150 million

Full year 2017

$9 billion of revenue

$575 million of EBITDA

Incentivized XPO Management

Equity ownership aligns management team with shareholders Management and directors own approx. 22% of the company(1)

Common Stock Equivalent Capitalization as of 9/30/14

Common Shares 76.6 million(2)

Preferred Shares 10.5 million

Warrants (Strike Price $7 per share) 10.6 million (8.6 million dilutive)(3)

Convertible Senior Notes 7.3 million shares(4)

Stock Options and RSUs 2.6 million shares dilutive(5)

Fully Diluted Shares Outstanding 105.7 million shares

(1) Based on SEC beneficial ownership calculation as of September 30, 2014; includes (i) 10.7 million shares issued pursuant to the September 2014 private placement (the “Private Placement”) and (ii) 12.1 million shares on a pro forma basis that are issuable upon conversion of preferred stock that was issued pursuant to the Private Placement (2) Includes the common shares described in clauses (i) and (ii) of note (1) above, assuming, on a pro forma basis, the conversion of preferred shares into common stock, which is subject to shareholder approval (3) Dilutive effect of warrants calculated using treasury method (using XPO closing price of $37.67 on September 30, 2014); total warrant proceeds of $74.0 million (4) Assumes conversion in full of $120.7 million in aggregate principal amount of outstanding 4.50% convertible senior notes due 2017 (5) Dilutive effect of outstanding RSUs and stock options calculated using treasury method (using XPO closing price of $37.67 on September 30, 2014)

Clear Path for Significant Value Creation

Significant growth embedded in XPO’s business model

Leading positions in fastest-growing areas of transportation

Compelling value proposition as a multi-modal, single-source provider

Passionate culture of on-time performance and productivity

Top management talent with skills that uniquely fit XPO’s growth strategy

Additional Information about the Investment

XPO will file a proxy statement and other documents relating to the securities issued pursuant to the Investment Agreement, dated as of September 11, 2014, by and among XPO and the Purchasers named therein (the “Investment”) with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY

STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION ABOUT THE INVESTMENT. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. You may also obtain these documents free of charge at www.xpo.com. You may also read and copy any reports, statements and other information filed by XPO with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.

Participants in Solicitation

XPO and its executive officers and directors may be deemed to be participants in the solicitation of proxies from XPO shareholders with respect to the Investment. Information about XPO’s executive officers and directors is available in XPO’s proxy statement on Schedule 14A for its 2014 annual meeting of shareholders, filed with the SEC on April 25, 2014. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of XPO and its executive officers and directors in the Investment by reading the proxy statement regarding the Investment when it becomes available. Copies of these documents may be obtained, free of charge, as described above. This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

November 5, 2014

Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you for joining us today. The third quarter was transformational for us on many fronts. We raised $1.2 billion of capital to fund our growth. We completed our largest acquisition to date, which gave us the ability to offer customers end-to-end supply chain solutions. We attained critical mass. And we accelerated our financial performance through outsized organic growth and the integration of our acquisitions – all of which led us to raise our expectations for value creation.

We’ll start by discussing our most notable third quarter events – the $700 million strategic investment in XPO by three global institutions, and our acquisitions of New Breed and ACL – followed by an introduction to our company and our differentiated supply chain offering. We’ll also explain the strategy that has driven XPO’s 31% revenue CAGR quarter-over-quarter for the first 33 months of our growth strategy.

First, the $700 million investment. We believe this is a major endorsement of our plan for value creation by three highly regarded institutional investors: Public Sector Pension Investment Board (PSP Investments), GIC, which is Singapore’s sovereign wealth fund, and Ontario Teachers’ Pension Plan (OTPP). XPO received all of the net proceeds from the $700 million transaction on September 17 – there were no selling shareholders. PSP Investments, GIC and OTPP now hold approximately 22% of XPO’s common stock in aggregate on a fully diluted basis. Additional material terms are summarized in our filings with the SEC.

With the benefit of $700 million of additional equity, we can capitalize on our lively acquisition pipeline. We’re currently in discussions with a number of attractive acquisition prospects, primarily in our existing lines of business, including contract logistics, last mile and freight brokerage. In September, based on the equity investment, we raised our 2017 financial targets to approximately $9 billion of revenue and $575 million of EBITDA, up from previous targets of $7.5 billion and $425 million, respectively.

Next, we’ll discuss our acquisition of leading contract logistics provider New Breed. Contract logistics is a broad term that refers to the outsourcing of warehousing, distribution and other inventory management responsibilities to a third-party provider. It can include storing, distributing and transporting raw materials, finished goods and spare parts, reverse logistics, and value-added services such as supply chain consultation and production flow management.

New Breed operates in the top echelon of this space. We completed the acquisition on September 2, making XPO a preeminent U.S. provider of sophisticated supply chain innovations for blue chip customers.

We bought New Breed for $615 million in cash on a cash-free, debt-free basis. The value of the transaction represented a consideration of approximately 8.0 times adjusted EBITDA. New Breed had revenue of approximately $597 million for the trailing 12 months ended June 30, 2014. We financed the acquisition and related fees and expenses with the proceeds from our August 2014 private placement of $500 million of senior notes and available cash on hand. Former New Breed CEO Louis DeJoy, who now leads our contract logistics business, used $30 million of proceeds from the transaction to purchase XPO restricted stock.

New Breed was a transformational acquisition for XPO. We attained critical mass by more than tripling our headcount to well over 10,000 employees and growing our footprint to approximately 200 locations. In addition:

•	We gained world-class contract logistics operations that are entrusted with critical services by some of the most prestigious corporate names in America. These customers produce premium, high-value products, often with complex supply chain requirements, and they’re concentrated in sectors with high-growth outsourcing opportunities. This is the most desirable sector of contract logistics – customized, high value-added services with strong contractual revenue renewal rates and low cyclicality. New Breed’s revenue renewal rate for the past three years was approximately 99%.

•	The New Breed business model is non-asset based; it generates a high return on capital. Capital expenditures for 2013 were 4.2% of revenue and largely devoted to developing proprietary information technology. For the full year 2013, New Breed’s return on invested capital was approximately 38%.

•	For the past 10 years, New Breed increased revenue at a compound annual growth rate of 16%. Growth is being driven by attractive verticals, such as technology/telecom, retail/e-commerce, aerospace and defense, medical equipment and select areas of manufacturing.

•	We expect the combination to create significant cross-selling opportunities. The former New Breed customers are candidates for the truck brokerage, intermodal, expedite, last mile and freight forwarding services XPO offers, as are the tens of thousands of vendors that move freight in and out of New Breed facilities. In addition, many of our XPO strategic accounts utilize the kind of high quality, customized solutions New Breed offers. Typically, these services are complex contract logistics such as omni-channel distribution, reverse logistics, transportation management, freight bill audit and payment, lean manufacturing support, aftermarket support and supply chain optimization.

•	The New Breed acquisition fits our strategy of building a broad and integrated logistics offering by acquiring leading positions in sectors where we expect sustained demand. We’ll use our new contract logistics platform to engage customers in our broader offering, just as we’ve done over the past 12 months with our acquisitions of 3PD, NLM and Pacer. We’re in a strong position to leverage an important industry trend: many customers, particularly large shippers, want to winnow down their relationships to fewer, larger 3PLs with deep capacity across a range of services.

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•	Both XPO and New Breed have an intense commitment to cutting edge technology. The combination doubles our XPO IT workforce to more than 600 talented IT professionals focused on new ways to serve our customers.

•	We expect to integrate our XPO NLM technology with New Breed’s transportation management system to offer customers industry-defining managed transportation solutions. XPO NLM is the largest expedited freight management platform in North America. New Breed’s system uses complex modeling tools to deliver dynamic freight optimization, routing guide management, and carrier selection based on cost, service requirements, performance metrics and transit times.

On July 28, we acquired ACL, a highly scalable last mile logistics provider with strong relationships in the e-commerce sector. Demand in the e-commerce sector is projected to show double-digit growth for at least the next three years. ACL recently had a big e-commerce customer win as part of XPO Last Mile. We bought ACL for a cash purchase price of approximately $36.5 million on a cash-free, debt-free basis. ACL had revenue of approximately $63 million for the trailing 12 months ended June 30, 2014. The value of this transaction is approximately 5.9 times adjusted EBITDA.

The ACL acquisition brought us approximately 200 contracted carriers, 160 employees and 14 East Coast locations, and it’s strategically important to the growth of our last mile business. ACL’s delivery patterns complement those of XPO Last Mile, which allows us to leverage capacity as we increase our volume.

When we established our foothold in last mile in August of 2013, we did it by acquiring 3PD – the largest provider of last-mile logistics for heavy goods home delivery in North America. Heavy goods home delivery is a $13 billion sector of last mile that’s growing at five to six times GDP. Then we built on this opportunity with the purchase of Optima Service Solutions, a leading arranger of last mile installations for large appliances and electronics. Like ACL, the former 3PD and Optima operations are both highly scalable. Today, XPO Last Mile (which includes former brands 3PD, Optima and ACL) facilitates approximately seven million last-mile deliveries a year.

We view last mile as a very attractive sector of logistics. It’s a major beneficiary of the growth in e-commerce, which is expected to continue to show robust growth for the foreseeable future. And last mile is a platform we can grow both organically and through further acquisitions – we have an active pipeline of last-mile targets.

With 3PD, we gained leading, proprietary software for real-time workflow visibility and customer experience management. Shippers depend on us to use the right contract carriers to effectively represent their brands during “white glove” deliveries inside a customer’s home, and this technology helps ensure brand protection. Karl Meyer, former CEO of 3PD, is our chief executive for XPO Last Mile where he’s continuing to lead the application of groundbreaking mobile technologies.

That gives you some insights into our growth paths for contract logistics and last mile logistics. Now we’d like to tell you about the ways in which we’re driving company-wide growth through the precise execution of a clearly defined strategy.

We took control of XPO Logistics in September of 2011 with the objective of building a world-class transportation logistics company under the new XPO Logistics brand. We put a highly skilled management team in place and began executing our disciplined strategy for growth:

•	Acquire attractive companies that bring value and are highly scalable;

3

•	Optimize our existing operations with vigorous recruitment and training programs and state-of-the-art IT; and

•	Open cold-starts in locations where we can hire a large number of qualified salespeople to drive returns.

Today, we’re one of the fastest-growing logistics companies in North America, with a freight brokerage division that we took from a single location to the fourth largest brokerage firm in two years. We’re the largest provider of last-mile logistics for heavy goods, the largest manager of expedited shipments, the third largest provider of domestic intermodal services, and a leading provider of highly engineered contract logistics, with growing positions in managed transportation, freight forwarding and less-than-truckload brokerage. And we’re the number one intermodal provider in the cross-border Mexico sector, where demand is booming due to the trend toward near-shoring by manufacturers.

We’ve instilled a high-octane, performance-driven culture focused on delivering world-class service to customers. Our sales and operations people know how to deal with customers on a professional basis. They understand our goal of zero service failures. We see an opportunity to differentiate XPO on the basis of phenomenal customer service in each of our lines of business.

We grew our headcount from barely 200 employees in late 2011 to approximately 10,700 today. We developed cutting-edge recruiting, training and onboarding programs. And we introduced a scalable IT platform, with three major upgrades and enhancements every few weeks.

We have a nationwide cold-start program underway with 23 locations operating under experienced leadership: 12 in freight brokerage, 10 in freight forwarding and one in expedite. Our drayage, expedited and last mile subsidiaries have more than 4,000 owner-operator trucks under contract. And our capacity procurement hubs in Charlotte, Chicago and Atlanta manage relationships with an additional 28,000 carriers, representing capacity of more than 667,000 trucks on the road.

In addition, we’ve completed 13 acquisitions to date, including New Breed, ACL and 3PD. In November of 2013, we bought Optima Service Solutions to expand our last mile operations. In December, we acquired NLM, the leading online manager of expedited shipments. The addition of NLM to our expedited group made us the largest manager of expedited shipments in North America, and gave us a foothold in managed transportation that we can leverage with the New Breed combination.

In March of 2014, we acquired the billion-dollar Pacer business and gained instant scale in the intermodal market as the third largest provider in North America. Intermodal is a dynamic, $15 billion sector that’s growing at three to five times GDP. It’s a huge opportunity for us. Many shippers are discovering that they can use intermodal to lower their transportation costs for freight that travels at least 600 miles, in part because rail can be up to three times more fuel-efficient than truck for long-haul freight. In addition, freight trains don’t stop at the border, so intermodal transit time can be very competitive with trucking. Currently, more than a third of our over-the-road freight movements travel more than 600 miles – that makes many of them ripe for conversion to intermodal.

Our acquisition of Pacer gave us access to 60,000 miles of network rail routes and decades-deep relationships with the rails. The transaction added about a billion dollars of revenue, 31 locations and approximately 800 employees to XPO. Our position in Mexico is particularly

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exciting: we’re the number one provider of cross-border intermodal, with the benefit of 30 years of Pacer experience in Mexico. It’s estimated that approximately 2.8 million trucks move cross-border each year, so there’s a large potential universe for conversion to rail. Cross-border freight movements are likely to grow significantly as the billions of dollars invested by manufacturers in Mexican plant construction trigger a tidal wave of goods directed to the U.S. market.

Strong growth in cross-border intermodal demand is being driven by a shift to near-shoring by manufacturers. There are a lot of factors driving this secular trend. Mexico offers a competitively-priced labor force and greater speed-to-market than overseas locales such as China. The labor pool of inexpensive workers in China has diminished as the middle class has emerged, and under China’s Employment Promotion Plan, the minimum wage is planned to increase by at least 13% through 2015. Regulatory expenses, tax implications and sub-standard intellectual property rights, relative to Mexico, have begun to further alter the cost differential between China and Mexico, making China a less attractive option for manufacturers. In addition, the railroads and the Mexican government have invested billions of dollars in the country’s transportation infrastructure.

Further bolstering the attractiveness of Mexico as a manufacturing contender are the Maquila Decree and the tailwind of just-in-time (JIT). The 1989 Maquila Decree allows for the temporary importation of foreign merchandise into Mexico for assembly, manufacturing or repair prior to export almost tax-free. The trend toward JIT and lean production makes Mexico very attractive in terms of speed to market. For example, a shipment from Shanghai to Dallas via a combination of ocean and truck takes an average of 19 days. The same shipment, via a combination of rail and truck from Mexico to Dallas, takes only three days. Likewise, a 19-day freight movement from Shanghai to New York City becomes a seven-day movement when shipped via intermodal from Mexico.

For all these reasons, Mexico is fast becoming the site of choice for many U.S. manufacturers, as well as companies from other countries with North American market interests. And it’s not just automotive – Mexico’s share of global production is rising across a range of industrial goods, machinery and consumer goods, including furniture, plastics and packaged commodities. According to The Offshore Group, companies are investing billions of dollars in Mexican production capacity at a rate that would cause Mexico to surpass China as America’s top trading partner by 2019. This projected growth would serve XPO well because of our predominant intermodal position in Mexico. As large as the cross-border opportunity is for us today, it may be small in relation to future demand.

In addition to Mexico and the broader industry growth in North America, the Pacer acquisition delivered significant cost synergies. We’re on track to realize $15 million of cost synergies – triple our original projection – and we’ve already executed on many of them. We’ve identified these synergies in technology, real estate, sales and administrative functions, public company costs, and duplicative personnel.

The integration of Pacer went very well and is largely complete. We moved quickly to implement our plan to reverse the losses of Pacer’s logistics business. We closed or consolidated 16 offices and retained 10 operations as part of our XPO Global Logistics freight forwarding group. And we put the former Pacer truck brokerage business under the leadership of Josh Allen, and fully integrated it with XPO. Josh is one of our regional VPs – he’s been growing our brokerage offices in Louisville and Cincinnati at a fast clip. We moved the operations onto our proprietary Freight Optimizer technology, which allows the team to serve customers better and price loads more effectively. They can do their job faster on our more user-friendly system, with access to our more than 28,000 carrier relationships.

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We put our intermodal operations under the leadership of Paul Smith, who had been Pacer’s vice president of network management. With Pacer, Paul was responsible for optimizing all aspects of the intermodal network, including capacity flow and asset management, market-based pricing, and capacity planning for rail relationships. His experience is a valuable resource in driving the performance and growth of our intermodal network.

Our intermodal team is doing a very good job of meeting shipper requirements in a market that’s still affected by major rail congestion. We’ve made significant gains in customer satisfaction and proprietary IT development, including the development of our new Rail Optimizer system, currently in beta test. Those are the highlights of our most recent acquisition announcements and the upsides of our service platforms. Now let’s take a closer look at each part of our strategy and the significant growth that’s embedded in our business model.

First is scale and optimization. This starts with our industry fundamentals. The transportation logistics industry in the United States alone is about a trillion dollars annually. Over-the-road trucking is about $350 billion of that spend, with an estimated 15% penetration rate by brokers. This equates to a $50 billion opportunity that’s growing at about two to three times GDP. Currently, we have more than 15,000 customers, primarily in manufacturing, industrial, retail, technology, aerospace, commercial, life sciences and governmental accounts – yet we serve less than 2% of the addressable market.

One thing that’s likely to drive increased penetration is an outsourcing trend with both shippers and carriers. It makes economic sense for carriers to find loads through brokers instead of carrying the costs of an internal sales team. And shippers – including those with direct carrier relationships – are increasingly seeing the advantages of 3PL relationships that solve more than just one or two of their transportation needs. We’ve positioned our company to benefit from this long-term trend. We’re building XPO not just for the $50 billion that’s going through brokers right now, but for the $300 billion that’s currently going direct from shippers to carriers.

In addition to being large and growing, our industry is highly fragmented. There are more than 10,000 licensed brokers in the U.S., but only about 25 brokerage firms with more than $200 million in revenue. Fragmentation gives us a dual benefit: it supports the acquisition leg of our strategy, and creates a competitive advantage for XPO as one of the largest brokerage firms in North America.

We’re working diligently to raise our profile in front of every prospective customer in the transportation space. We’ve identified the 2,000 largest shippers in North America as strategic account targets. The next largest 5,000 shippers are our national account targets. In addition, there are hundreds of thousands of small and medium-sized customers who can use our services. Our branch network reaches out to them every day.

We see great growth potential in strategic accounts. Last year, we launched a dedicated team of strategic account managers, each with deep industry experience and a successful track record with large shippers. They’re very attentive to the nuances of the needs of large shippers. The team includes a number of high-profile industry veterans, including Greg Ritter, Dennis McCaffrey, Jim Commiskey and Jeff Battle. Greg was previously president of Knight Brokerage, and before that he was with C.H. Robinson for 22 years. Dennis has 20 years in the industry, and most recently ran the outside sales organization for our expedited transportation group. Jim came to us from Pacer; he has more than 20 years of transportation experience, including management positions with UPS and Menlo Worldwide. And Jeff is one of the key executives who led the growth of Turbo Logistics over the last two decades.

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Our strategic accounts group is ramping up very quickly, and we’re getting a good reception from large shippers. Some of this is because XPO’s profile is much higher now than a year ago. But there’s also a market dynamic working in our favor: shippers are concerned about tight capacity and driver shortages. They’re looking to develop relationships with 3PLs like XPO that have deep access to capacity, are strongly committed to investing in technology, and offer a broad range of services. Most important, they see our determination to come through for shippers and they want us on their team.

Beyond strategic accounts, we’re focused on leveraging our broader multi-modal offering with customers of all sizes, both new business and existing accounts. We’re doing this in a disciplined and organized manner. All of our salespeople are on salesforce.com, and we’ve assigned a single point of contact for each customer. This gives us good visibility into the progress of sales activities, and it helps us to cross-sell our services. We have a compelling value proposition: we offer integrated, end-to-end logistics solutions for any company, of any size, with any combination of transportation needs.

Less-than-truckload is another revenue stream that’s on our doorstep. We’re taking steps to tap into this $32 billion sector in a big way. Currently, less than $25 million of our company’s annual revenue comes from LTL – yet almost all of our full truckload customers ship LTL freight. Our acquisition of Interide in 2013 brought us a lot of LTL expertise, as well as an LTL technology platform that we’ve rolled out in all of our sales offices. Now that we’ve combined Interide’s carriers with our own network, we’re already getting better LTL rates. We’re very excited about the magnitude of the LTL opportunity.

Our experience tells us that the common denominator across all these lines of transportation is that customers want results. Anything less than stellar service is not an option. Customers want on-time pickup and delivery. They want their goods to arrive safely. If a problem does occur, they want to know about it right away and they want to see a solution. If you walk into one of our branch offices, you’ll see that our people are trained to be professional, efficient and on top of things.

One of the ways we empower our employees to deliver world-class service is through our information technology. We believe that our technology is a big differentiator in our industry. With the New Breed combination, we have an IT team of over 600 talented professionals that focuses solely on driving innovation and the effectiveness of our systems. We design our systems to make sure they can accommodate huge scale and complex automation. They create the discipline that helps us manage rapid growth.

In 2012, we put a scalable IT platform in place across the company, with sales, service, carrier and track-and-trace capabilities. We followed that up with new pricing tools, load-covering capabilities, and the introduction of our proprietary freight optimizer software. More recently, we introduced a carrier rating engine and LTL upgrades, and enhanced our customer and carrier portals.

Our IT team has created algorithms that provide actionable pricing information and carrier procurement, as well as analytic capabilities for truckload market conditions. As we acquire lane and pricing histories from the companies we purchase, this information gets added to our database and can be used by our salespeople. For example, we can pull in real-time market data to highlight demand and availability in specific lanes and regions. This gives our salespeople price and capacity visibility across North America.

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We use detailed carrier profiling that identifies each carrier’s strengths, equipment, preferred lanes and performance metrics. And we have similar profiling for our customers, that pinpoints both operational and load requirements. We also have the ability to manage our customers’ specific routing guides and tariffs, which makes us a true partner to larger accounts.

That’s an overview of part one of our strategy: scale and optimization. Part two is acquisitions. When we look at a potential acquisition, it’s more than just a financial transaction. We ask ourselves, what special value does this company bring to the table? How does it fit into XPO? Is this an operation that we can grow to many times its current size? Will the employees be exceptional additions to our organization? And most important, is it a service that our customers need and want?

For example, our acquisition of NLM ticked all these boxes. It gave us the entry we sought into managed transportation. We rebranded the business as XPO NLM and now our expedited group manages more shipments in the $5 billion expedite sector than any other 3PL in North America. Currently, XPO NLM manages approximately three quarters of a billion dollars of gross transportation spend with a staff of 123 people.

Our company’s roots are in expedited transportation, which requires picking up and delivering freight very quickly, with a goal of zero service failures. Our expedite business dates back more than 20 years – so a do-or-die mindset of meeting customer needs is embedded in our DNA. Our entire expedited group – XPO Express (formerly Express-1), XPO NLM, XPO Air Charter and our Gainesville, Ga., expedited office – are now going to market as one synergistic service offering. Our acquisition program is going strong – we’ve looked at over 1,000 companies in the last three years, and we’ve refined that list to the 100 most attractive companies. We have an acquisition team who’s constantly in dialogue with these targets. Many are eager to join XPO. They like our energy – they know we’re going places. For our part, we’re being very disciplined about seeking out strategically sound acquisitions that align with our core competencies.

When we integrate an acquisition, we gain more carriers, customers and expertise that we can use company-wide. For example, we’ve added capabilities in LTL, last-mile, refrigerated and expedited air charter through acquisitions, as well as intermodal. Our acquisitions of Turbo, Kelron, Covered Logistics, 3PD, Pacer, ACL and New Breed have increased our penetration with Fortune 500 companies. The added locations give us more real-time visibility into the ebb and flow of pricing in various lanes. As a result of these synergies, our salespeople can cover loads more effectively.

In addition, our acquired operations cross-sell the services of our other divisions, and we offer the acquired services to our broader XPO customer base. Our cross-selling efforts are gaining a lot of traction. Shippers see our commitment to on-time performance and communication in area of service, and it makes them very receptive to giving XPO other types of logistics business.

In only a short time, we’ve had a lot of success cross-selling multi-modal services. We’re already generating revenue from multiple lines of business with 36 of our top 50 customers – and 18 of those 36 customers are using three or more of our services.

In June, we completed two major rebrandings that support our sales efforts: our over-the-road Express-1 expedited business is now XPO Express, and our former 3PD division is now XPO Last Mile. This furthers our strategy of serving customers as one, integrated portfolio of supply chain services under the XPO brand.

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This brings us to the third part of our strategy, and an equally important one: cold-starts. Of the 23 cold-starts we mentioned earlier, 12 are in freight brokerage. Each location is led by a highly experienced branch president. Talent is the most important factor for cold-starts – both leadership and sales talent. We seek to locate our branches in prime areas for recruitment.

Excluding our Denver cold-start, which is a fourth quarter opening, our brokerage cold-starts are on an annual revenue run rate of approximately $250 million after being open less than two years on average. Twelve months ago, the run rate was just $120 million, so these cold-starts are on a strong trajectory, and we’ll continue to grow them fast.

The amount of start-up capital per cold-start is relatively slim: generally a million dollars or less. And there’s a large component of variable-based incentive compensation – so cold-starts of any size can generate extremely high returns on invested capital.

That’s our business plan. Now it comes down to operational excellence: execution and management. So let’s spend a few minutes on our senior management team.

Our CEO, Brad Jacobs, started four highly successful companies from scratch prior to XPO Logistics, and built each of those companies into a billion or multi-billion dollar enterprise. Brad and the management teams he led created dramatic shareholder value. In the process, they completed nearly 500 acquisitions and opened approximately 250 cold-starts.

The two most recent companies Brad led were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, United Rentals stock outperformed the Index by 2.2 times.

Brad spent the better part of his first year with XPO assembling a team whose collective skill set is the perfect fit for our company’s ambitious growth strategy. For a competitor to successfully copy our business plan, it would need the deep bench of talent that we have – not just at the senior executive level, but in every key position. Here are just a few examples of our talent:

Troy Cooper is our chief operating officer. Troy’s been instrumental in helping our company realize its growth strategy from the earliest days of XPO Logistics, with senior positions in operations and finance. Prior to XPO, as a vice president for United Rentals, Inc. under CEO Brad Jacobs, he helped to integrate over 200 acquisitions in the United States, Canada and Mexico. For United Waste Systems, Inc., he worked with Brad to build an integrated organization of 86 collection companies and 119 facilities in 25 states. Earlier, Troy was with OSI Specialties, Inc. (formerly a division of Union Carbide, Inc.).

John Hardig, our chief financial officer, has been a significant presence in the transportation industry for nearly two decades. Before joining XPO, John was a managing director in the Transportation & Logistics group at Stifel Nicolaus Weisel, and an investment banker in the Transportation and Telecom groups at Alex. Brown and Sons. Over the course of his career, he has completed over 60 M&A transactions and his teams have raised billions of dollars of capital for many of the industry’s leading logistics companies, including IPOs for C.H. Robinson, Hub Group and Roadrunner Transportation, and follow-ons for Forward Air, Inc., Heartland Express, Inc. and Knight Transportation, Inc.

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Scott Malat is our chief strategy officer. Scott’s responsible for our company’s strategy and capital structure, analyzing potential acquisition opportunities, and managing our technology organization. Prior to joining XPO, he was the senior transportation analyst covering air, rail, trucking and shipping at Goldman Sachs. Earlier he was an analyst with UBS, and served as an internal strategy manager with JPMorgan Chase, where he worked with several of the bank’s business units. As a global advisor for The Sharma Group, he focused on M&A opportunities.

Gordon Devens is XPO’s general counsel, responsible for executing our acquisition strategy as well as all corporate legal matters, governance and compliance, and legal interests relating to the company’s growth initiatives. Gordon is more than just a talented corporate lawyer. After working at Skadden, Arps, he spent 15 years with AutoNation, where he was associate general counsel, and later led AutoNation’s deal team. Gordon has completed over 250 M&A transactions during his career, and he brings that experience to XPO’s growth strategy.

Mario Harik is our chief information officer. He was previously the CIO at Oakleaf Waste Management, a logistics provider that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO. He’s put together a superstar team that is using technology in innovative ways that tie directly to customer service. They’ve accomplished a huge amount in a short period of time.

Dave Rowe is our chief technology officer. Dave is responsible for infrastructure services, operating platforms and integration of XPO’s acquisitions. He has 23 years of senior technology experience, including positions as chief technology officer for Echo Global Logistics and chief information officer for Equis/United Group Limited (now UGL Limited), in charge of North American systems. For Echo, Dave led the design and development of Echo’s information systems for customer and carrier services, and integrated 11 acquisitions.

Julie Luna is our chief commercial officer. Julie has over 25 years of industry experience – she was the executive vice president of sales and marketing for Pacer’s intermodal business when we acquired it. Prior to Pacer, Julie held senior positions in sales and marketing and national account management over 23 years with Union Pacific Railroad. As UP’s vice president and general manager for its automotive business, she led a $1.2 billion business focused on transporting automotive vehicles and parts.

On the carrier side, Lou Amo is our vice president–operational initiatives. Lou has 16 years of transportation and carrier management experience. He leads XPO’s strategic initiatives for carrier management and procurement in our truck brokerage operations. Lou first joined XPO as vice president–procurement and operations, and before that he was director of transportation for Electrolux Major Appliances North America. Earlier, he held senior positions with Union Pacific Corporation, Odyssey Logistics & Technology Corporation, and SABIC Innovative Plastics Holding BV (formerly GE Plastics).

Taken in its entirety, our organization is unique in the industry because it includes top talent from virtually every other major 3PL in North America. Not only do we have deep bench strength, we have a rich diversity of industry experience. We’ve assembled some of the most energetic thinkers in logistics.

Moving on to the financial picture: for the third quarter of 2014, we delivered over $662 million of gross revenue company-wide, including year-over-year organic growth of 48%. We

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accomplished this by capitalizing on our increasing scale and lane density, and by improving the productivity of our sales force. In our freight brokerage unit, we increased revenue by 240% year-over-year, including organic growth of 58%. In our expedited business, we increased revenue by more than 45%. And we grew revenue in our freight forwarding businessby 212%, due in part to the Pacer consolidations. Our new contract logistics business generated net revenue of $50 million and operating income of $4.5 million based on 28 days of results.

We’re proud that we’ve delivered on every target we’ve announced since implementing our strategy in 2011. With the acquisition of New Breed, we raised our outlook for 2014 to:

•	An annual revenue run rate of at least $3 billion by December 31; and

•	An annual EBITDA run rate of at least $150 million by December 31.

Finally, it’s worth noting that XPO management owns approximately 22% of the company’s fully diluted shares, based on the SEC beneficial ownership rules. Our interests are entirely aligned with our public shareholders to create substantial long-term value.

So to sum it up: We’ve built a range of technology-based supply chain services that has grabbed the attention of shippers in North America. We’ve established leading positions in some of the fastest-growing areas of transportation – truck brokerage, intermodal, last-mile and expedited – and we’re capitalizing on the major trends in our operating environments. We’re getting bigger, faster and more efficient in the way we run our brokerage operations. Our brokerage cold-start revenue is ramping up quickly. We see significant growth ahead in intermodal across North America, including cross-border Mexico. We’re growing our industry-leading position in expedite with our integrated ground, air and managed transportation offering. We’re expanding our last mile presence in exactly the right way to capture the burgeoning demand from e-commerce growth. We’re now a leader in highly engineered contract logistics. Our acquired operations are performing well. And we’re driving strong organic growth company-wide.

As we look ahead, we see a clear path to grow the business far beyond our accomplishments to date. Our intense commitment to world-class service is now reflected across the industry’s most comprehensive range of supply chain solutions. Our accelerating EBITDA performance – together with $700 million of new capital – mark a positive inflection point at XPO. We’re excited about the future for our company and our customers!

Thank you for your interest.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the company’s full year 2014 and 2017 financial targets, projected cost synergies from acquisitions and projected growth rates in industry sectors. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However,

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the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisitions, including the expected impact on XPO’s results of operations; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement suitable information technology systems; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate New Breed, ACL and other acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Additional Information about the Investment

XPO will file a proxy statement and other documents relating to the securities issued pursuant to the Investment Agreement, dated as of September 11, 2014, by and among XPO and the Purchasers named therein (the “Investment”) with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE INVESTMENT. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. You may also obtain these documents free of charge at www.xpo.com. You may also read and copy any reports, statements and other information filed by XPO with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.

Participants in Solicitation

XPO and its executive officers and directors may be deemed to be participants in the solicitation of proxies from XPO shareholders with respect to the Investment. Information about XPO’s executive officers and directors is available in XPO’s proxy statement on Schedule 14A for its

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2014 annual meeting of shareholders, filed with the SEC on April 25, 2014. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of XPO and its executive officers and directors in the Investment by reading the proxy statement regarding the Investment when it becomes available. Copies of these documents may be obtained, free of charge, as described above. This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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